[TELCO COMMUNICATIONS GROUP LOGO HERE]         FOR IMMEDIATE RELEASE

                                               FOR MORE INFORMATION CONTACT:
                                               Kenneth Kraemer
                                               Excel Public Relations
                                               (214) 863-8618
                                               or
                                               Nicholas A. Merrick
                                               CFO, Telco Communications Group
                                               (703) 631-5632


           EXCEL COMMUNICATIONS AND TELCO COMMUNICATIONS GROUP
                      ANNOUCE $1.2 BILLION MERGER;
           COMBINED ENTITY TO REALIZE SIGNIFICANT COST SAVINGS
          EXCEL TRAFFIC TO BE MIGRATED TO FACILITIES BASED NETWORK


Dallas, Texas and Chantilly, Virginia, June 6, 1997 --- EXCEL Communications, Inc. (NYSE: ECI) and Telco Communications Group, Inc. (NASDAQ:TCGX) today announced that they have entered into a definitive merger agreement whereby EXCEL Communications will combine with Telco Communications Group in a transaction valued at approximately $1.2 billion, based on EXCEL's closing stock price yesterday. The merger will create a combined company with consolidated revenues of $2 billion and 11 billion long distance minutes of usage on an annualized basis, 6.3 million customers, and 100,000 network miles on DS-3 fiber optic capacity. This will solidify the company's position as the fifth largest long distance company in the U.S.

     Under the terms of the agreement, all shareholders of Telco will receive
0.7595 shares of common stock of the combined company and $15.00 in cash for each share of Telco common stock. All shareholders of EXCEL will receive one share of common stock in the combined company for each share of EXCEL common stock. The stock consideration is expected to be tax free to shareholders of Telco and EXCEL. Upon completion of the merger, EXCEL shareholders will own approximately 80% of the combined company. The transaction will be accounted for as a purchase. EXCEL also announced that it has obtained a $1 billion committed line of credit from an affiliate of Lehman Brothers, of which an estimated $500 million - $600 million will be utilized by EXCEL to fund the cash portion of the merger and to refinance the existing indebtedness of Telco.
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     The merger agreement was unanimously approved by the Board of Directors of
each company. Following the merger, Telco Communications Group will maintain its headquarters in Chantilly, Virginia. The Telco management team will continue to operate Telco.

MERGER CREATES SIGNIFICANT OPERATING BENEFITS

     EXCEL Chairman and CEO Kenny A. Troutt said, "This transaction underscores our commitment to build value for EXCEL stockholders and to create opportunities for our Independent Representatives. The integration of Telco's assets will accelerate the implementation of major elements of our business strategy by providing an existing low cost network infrastructure that can accommodate EXCEL's long distance minutes of usage and generate substantial cost savings. In addition, the merger will assure our ability to provide attractively priced products for our residential and commercial customers and an outstanding commercial sales force to support our network marketing organization. I am delighted with the prospects for the combined company which will benefit from the highly qualified management team of Telco. Telco is the perfect fit for EXCEL."

     "This merger represents a significant strategic move for EXCEL as we continue to implement our vision of becoming a leading provider of communications products both domestically and internationally. In addition to realizing opportunities in its core long distance business, EXCEL's access to the Telco network will also better position the combined company as it continues with its plans to enter the $100 billion local telephone market and ultimately provide a bundled package of local, long distance and wireless services.
EXCEL
and Telco together create a very formidable company that can capitalize on opportunities in every segment of the telecommunications industry," added Troutt.

     Donald A. Burns, who will continue in his capacity as CEO of Telco, noted "This merger represents the combination of two companies with complementary management teams, strategies and distribution channels. The combination of Telco's commercial sales force and EXCEL's base of Independent Representatives creates a dynamic marketing channel through which the Independent Representatives can generate leads for new commercial customers. EXCEL and Telco together penetrate a much larger spectrum of the residential long distance market. In addition, by adding EXCEL's off-peak minutes to Telco's network, the increased volume will result in lower cost structure that provides the company with important competitive advantages, particularly in the commercial market," Burns added.

OPERATING SYNERGIES LEAD TO SIGNIFICANT COST SAVINGS

     In total, EXCEL estimates that it can realize cost savings in excess of $100 million in the first full fiscal year following closing of the merger. Management expects the transaction to be accretive to earnings per share over this same time period.

     Immediate opportunities will be created for significant savings in operating costs and capital expenditures due to Telco's existing low cost network infrastructure, which includes 100,000 miles of DS-3 fiber optic capacity and six DEX switches, with two additional switches to be installed later this year.

- Gross margin savings - EXCEL management estimates that migration of its traffic to Telco's network will result in a reduction of approximately 20% in per minute costs. EXCEL expects to migrate its traffic to the Telco network during the next two years.

- General and administrative savings - Management expects cost savings to be realized related primarily to information systems development costs and billing expenses.

- Capital savings - The combination of both companies' network plans will result in lower capital expenditures for the merged company.

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

     "Combining EXCEL's network marketing operations with Telco's highly successful Dial Around marketing platform, each of which targets different segments of the residential market, along with Telco's commercial sales force, gives the new company a leadership position in alternative channels of distribution for telecommunications products and services, a diversified revenue base, and significant synergies in marketing, network performance and operations. We are especially pleased with the cultural and synergistic fit of the management teams of EXCEL and Telco. Both teams have proven their ability to be innovative and skilled at generating and supporting exceptional growth in revenues and earnings. We believe that we will have even greater strength as a combined force," said EXCEL EVP and CFO John J. McLaine.

THE ORGANIZATION

     Henry J. Luken, III, Chairman of the Board of Telco and Donald A. Burns, Vice Chairman of the Board and Chief Executive Officer of Telco, will join the EXCEL Board of Directors, increasing the number of directors to six. Kenny A. Troutt will remain as Chairman, CEO and President of EXCEL.

TIMETABLE FOR COMPLETION

     The merger is expected to be completed by year-end, subject to approval by the shareholders of each company, Hart-Scott-Rodino clearance, the approval of the Federal Communications Commission and various state authorities and other customary conditions. The principal shareholders of each company, who in the aggregate hold a majority of the outstanding common shares of each company, have agreed to vote in favor of the merger. In conjunction with the transaction, EXCEL was advised by Lehman Brothers, and Telco was advised by Donaldson, Lufkin and Jenrette Securities Corporation.

EXCEL ANNOUNCES EXPANSION OF STOCK REPURCHASE PLAN

     In a separate announcement, EXCEL said that its Board of Directors has increased the number of shares authorized to be repurchased under its previously-announced stock repurchase plan from 2 million to 10 million.

COMPANY DESCRIPTIONS

     Dallas-based EXCEL Communications, Inc. is the fifth largest long distance company in the United States in terms of presubscribed lines according to the Federal Communications Commission. The Company offers its subscribers a variety of communications products and services under the EXCEL branded name, which include residential service, commercial service, paging service and calling cards. EXCEL services are marketed exclusively through a nationwide network of
Independent Representatives. EXCEL has more than 2,200 associates across departments which support the corporate, network management, billing, teleservices and marketing functions of the Company.

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

     Telco Communications Group, Inc. is one of the nations 10 largest long distance companies. Telco is a rapidly growing, nationwide, switch-based provider of a full spectrum of long distance telecommunications products and services targeting residential, commercial and carrier customers. Telco markets its residential products and services primarily through its Dial & Save and Long
Distance Wholesale Club subsidiaries. Telco markets its commercial and carrier products through approximately 350 sales professionals in 29 regional offices in
16 states.

FORWARD LOOKING STATEMENTS

     Certain statements made in this press release may be forward looking statements that involve a number of risks and uncertainties. Among many factors that could cause actual results to differ materially are the following: the combined company's ability to manage growth; EXCEL's ability to attract, maintain, and motivate a large base of Independent Representatives; competition in the long distance telecommunications and paging industries; the combined company's ongoing relationship with its long distance carriers; dependence upon key personnel; the combined company's ability to maintain its current pace in attracting and retaining customers; the costs associated with the continued expansion of Telco's Commercial Sales Division; increases in rates for access and transmissions facilities; federal and state governmental regulation of the long distance telecommunications industry; including pending reforms concerning access charges and the contemplated conversion to 10-10-XXX dialing; the combined company's ability to further develop and manage its own long distance network; the combined company's ability to maintain, operate and upgrade its information systems; the combined company's success in the offering of paging and additional communications products and services; possible claims relating to the ownership of proprietary rights; consummation of the merger; and effects of the merger on the ability of the combined company to manage effectively the combination and realize the anticipated synergies from the combination, and the successful integration of EXCEL and Telco.